Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tuya Inc. of our report dated April 24, 2025 relating to the financial statements, which appears in Tuya Inc.’s Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China
October 10, 2025